Exhibit 10.40

Arch Therapeutics, Inc. 235 Walnut Street, Suite 6 Framingham, MA 02481

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”), dated October 15, 2015, is entered into by and between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and Arthur Rosenthal, PhD (“Dr. Rosenthal”) to memorialize the oral agreement reached by the Company and Dr. Rosenthal on May 28, 2015 pursuant to which the Company extended an offer to Dr. Rosenthal to continue his service to the Company as a scientific advisor, and Dr. Rosenthal accepted.

RECITALS

A.           WHEREAS, Dr. Rosenthal has provided lengthy service to both the Company as a Member of its Board of Directors (the “Board”) and, prior to that, as the Chairman of the Board of its wholly-owned subsidiary, Arch Biosurgery, Inc.

B.           WHEREAS, Dr. Rosenthal submitted to the Board his resignation from the Board on May 28, 2015; and

C.           WHEREAS, at the time of his resignation, Dr. Rosenthal offered his service as a scientific advisor to the Company;

D.           WHEREAS, the Board both accepted Dr. Rosenthal’s resignation, and authorized the Company’s Chief Executive Officer (“CEO”) to extend an offer to Dr. Rosenthal to continue his service to the Company as an advisor to the Company; and

E.           WHEREAS, the CEO orally extended and Dr. Rosenthal orally accepted such offer on May 28, 2015, at which point he became a scientific advisor to the Company.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Engagement. Effective as of May 28, 2015, Dr. Rosenthal is hereby engaged as a scientific advisor to the Company.

2.           Services by Dr. Rosenthal. In his capacity as scientific advisor to the Company, Dr. Rosenthal shall provide the Company or its affiliates with advice concerning the Company’s business, including, without limitation, as to the review of product and business development opportunities.

3.           Amendments. This Agreement may be amended only in a written instrument executed and delivered by each of the parties hereto.

4.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARCH THERAPEUTICS, Inc.

By:	/s/ Terrence W. Norchi
Name:	Terrence W. Norchi, MD
Title:	President, Chief Executive Officer

/s/ Arthur Rosenthal
Arthur Rosenthal, PhD

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